Exhibit 10.12

SUBLEASE AMENDMENT CONSENT AND AGREEMENT

This SUBLEASE AMENDMENT CONSENT AND AGREEMENT (this “Agreement”) is made as of the date of last execution hereof (the “Effective Date”), by and among CPUS 123 TOWNSEND, LP, a Delaware limited partnership (successor-in-interest to SFI Real Estate Holdings LLC, a Delaware limited liability company) (“ Landlord”), PAYPAL, INC., a Delaware corporation (“Tenant”), and FREE STREAM MEDIA CORP. D/B/A SAMBA TV, a Delaware corporation (“Subtenant”).

RECITALS:

A. Reference is hereby made to that certain Agreement of Lease dated as of April 21, 2014 (as amended, the “Lease”), pursuant to which Landlord leases to Tenant, certain office premises containing approximately 99,091 rentable square feet in the building located at 123 Townsend Street, San Francisco, California 94107 (the “Premises”).

B. Reference is also hereby made to that certain Sublease Agreement dated March 30, 2017 between Tenant and Subtenant (the “Original Sublease”), with respect to a subletting by Subtenant of a certain portion of the Premises, as set forth in the Sublease (the “Sublet Premises”), which was amended by that certain First Amendment to Sublease Agreement dated October 18, 2019 (the “First Amendment”), and further amended by that certain Second Amendment to Sublease Agreement dated January 17, 2020 (the “Second Amendment”), and further amended by that certain Third Amendment to Sublease Agreement dated April 16, 2020 (the “Third Amendment”), pursuant to which Tenant has subleased to Subtenant a portion of the Premises leased by Tenant.

C. Tenant has requested Landlord’s consent to that certain Fourth Amendment to Sublease Agreement dated October 7, 2020, between Tenant and Subtenant (the “Fourth Amendment”), with respect to an amendment of the Payment Schedule applicable to the Original Sublease, as amended by the First Amendment, Second Amendment and Third Amendment. (The Original Sublease together with the First Amendment, Second Amendment, Third Amendment and Fourth Amendment are collectively referenced as the “Sublease”.) A copy of the Fourth Amendment is attached hereto as Exhibit A. Landlord is willing to consent to the Fourth Amendment on the terms and conditions contained herein.

D. All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease or the Sublease. Subtenant hereby acknowledges it has received and reviewed a copy of the Lease.

AGREEMENT:

1. Landlord’s Consent. Landlord hereby consents to the Fourth Amendment, subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions set forth in this Agreement. Landlord’s consent to the Fourth Amendment is based upon (i) the form and substance of the Fourth Amendment as set forth on Exhibit A attached hereto and (ii) the use of the Sublet Premises only for purposes permitted by the Lease. Neither this Agreement nor the Sublease shall be construed to modify, waive or amend any of the terms, covenants and conditions of the Lease or to waive any breach thereof or any of Landlord’s rights or remedies thereunder or to enlarge or increase any obligations of Landlord under the Lease.

B-1

2. Non-Release of Tenant; Further Transfers. Neither the Sublease nor this Agreement shall release or discharge Tenant from any liability, whether past, present or future, under the Lease or alter the primary liability of the Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Landlord for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises).

3. General Provisions.

3.1. Consideration for Sublease. Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Sublet Premises other than as disclosed in the Sublease.

3.2. Brokerage Commission. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense. in connection with the Sublease and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including, but not limited to, attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission. Such indemnifying obligations shall be deemed to include the payment of reasonable attorneys’ fees and court costs incurred in defending such a claim. The foregoing indemnification provisions shall survive the cancellation, termination or expiration of the Term of the Sublease and the Lease.

3.3. Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State in which the Premises are located.

3.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

3.5. Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

3.6. Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances, other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

3.7. Attorney Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

3.8. Waiver of Jury Trial. To the extent permitted by applicable laws, all parties to this Agreement hereby waive the right to a trial by jury in any action arising out of this Agreement. The parties hereby acknowledge that they have entered into this waiver willingly, and with full opportunity to consult with counsel regarding the implications of waiving the right to a jury trial.

3.9. Landlord’s Costs. Within thirty (30) days after written request by Landlord, Tenant shall reimburse Landlord for all of Landlord’s attorneys’ fees and costs incurred in connection with the negotiation, review and processing of this Agreement, provided that such reimbursement shall not exceed $2,500.

3.10. No Privity of Estate. It is expressly understood and agreed that neither this Agreement nor any direct dealings between Landlord and Subtenant related to the Sublease, during the term of the Sublease, shall create or constitute, or shall be deemed to create or constitute, privity of estate, any landlord-tenant relationship, or occupancy or tenancy agreement between Landlord and Subtenant, any duties of Landlord under the Lease being in favor of, for the benefit of and enforceable solely by Tenant.

3.11. Notices. Subtenant agrees to promptly deliver to Landlord a copy of all notices of default and all other notices sent to Tenant under the Sublease, and Tenant agrees to promptly deliver to Landlord a copy of all such notices sent to Subtenant under the Sublease. All copies of any such notices shall be delivered personally or sent by United States registered or certified mail, postage prepaid, return receipt requested, to Landlord at c/o CBRE Global Investors, LLC, 200 Park Avenue, New York, NY 10166, Attn: CPUS 123 Townsend – Portfolio Manager, with a copy to CBRE Global Investors, LLC, 601 S. Figueroa Street, Suite 4900, Los Angeles, CA, 90017, Attention: CPUS 123 Townsend – Asset Manager, or to such other places or persons as Landlord or its agent may from time to time designate.

3.12. Tenant and Subtenant Bound. Tenant and Subtenant understand and acknowledge that Landlord has agreed to execute this Agreement based upon Tenant’s and Subtenant’s acknowledgment and acceptance of the terms and conditions hereof. By executing this Agreement, Tenant and Subtenant acknowledge and agree to be bound by all of the terms and conditions of Landlord’s consent to the Fourth Amendment as set forth herein.

3.13. Entire Agreement. As between Landlord, on the one hand, and the Tenant and Subtenant, on the other hand, this Agreement contains the entire understanding of the parties with respect to Landlord’s consent to the Fourth Amendment. There are no restrictions, agreements, promises, warranties, covenants or undertakings related to Landlord’s consent to the Fourth Amendment other than those expressly set forth herein.

3.14. Miscellaneous. This Agreement shall not be effective unless and until it has been executed by all of the parties to this Agreement.

3.15. Counterparts. This Agreement may be executed in any number of counterparts (including execution by facsimile or scanned .pdf or other electronic file format), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

3.16. Authority. The individual signing this Agreement on behalf of each party hereto represents and warrants that he or she has the full power and authority to execute this Agreement and that upon such execution, such party shall be fully bound by each and every provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Sublease Amendment Consent and Agreement as of the day and year first above written.

LANDLORD:

CPUS 123 TOWNSEND, LP, a Delaware limited partnership

By:	/s/ Chris Bailey
Name:	Chris Bailey
Title:	Authorized Signatory
Date:	February 10, 2021

TENANT:

PAYPAL, INC., a Delaware corporation

By:	/s/ Tim Ritz
Name:	Tim Ritz
Title:	VP, Sourcing
Date:	February 1, 2021

SUBTENANT:

FREE STREAM MEDIA CORP. D/B/A SAMBA
TV, a Delaware corporation

By:	/s/ Alvir Navin
Name:	Alvir Navin
Title:	SVP Operations
Date:	February 3, 2021

EXHIBIT A

COPY OF FOURTH AMENDMENT TO SUBLEASE AGREEMENT

FOURTH AMENDMENT TO SUBLEASE AGREEMENT

THIS FOURTH AMENDMENT TO SUBLEASE AGREEMENT (this “Amendment”) is dated October 7, 2020 (the “Fourth Amendment Effective Date”), by and between PayPal, Inc., a Delaware corporation (“Sublessor”), and Free Stream Media Corp. d/b/a Samba TV, a Delaware corporation (“Sublessee”; Sublessor and Sublessee, each a “Party”, and collectively, the “Parties”).

WHEREAS, CPUS 123 Townsend, LP (successor-in-interest to SFI Real Estate Holdings, LLC) (“Master Landlord”) and Sublessor are parties to that certain Agreement of Lease dated as of April 21, 2014, as amended by that certain First Amendment to Lease dated as of September 26, 2018 (collectively, the “Master Lease”), pursuant to which Master Landlord has leased to Sublessor a portion of the building located at 123 Townsend Street, San Francisco, California (the “Building”);

WHEREAS, the Parties entered into that certain Sublease Agreement dated March 30, 2017 (the “Original Sublease”), which was amended by that certain First Amendment to Sublease Agreement dated October 18, 2019 (the “First Amendment”), and further amended by that certain Second Amendment to Sublease Agreement dated January 17, 2020 (the “Second Amendment”), and further amended by that certain Third Amendment to Sublease Agreement dated April 16, 2020 (the “Third Amendment”; and together with the Original Sublease, First Amendment and Second Amendment, collectively the “Sublease”), pursuant to which Sublessor has subleased to Sublessee a portion of the area leased by Sublessor in the Building;

WHEREAS, the Parties desire to amend the Sublease as set forth below, upon and subject to the terms, covenants and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated into this Amendment by reference, as if fully set forth in this first paragraph. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Sublease.

2. Rent Deferral. The paragraph in Section 5 of the Sublease beginning with the words “Sublessee shall pay” and ending with the words “throughout the New Sublet Premises Term”, is hereby deleted and replaced with the following:

Sublessee shall pay to Sublessor Base Rent for the New Sublet Premises the initial amount of $85.00 per rentable square foot per year in monthly installments of $214,285.00, with such monthly installment payments adjusting according to the Payment Schedule as set forth in Attachment A to this Fourth Amendment, attached hereto and incorporated herein by this reference. Sublessee shall have no obligation to pay Base Rent for the New Sublet Premises until December 31, 2020), but Sublessee shall be obligated to pay to Sublessor all Additional Rent (including, but not limited to, Operating Expenses payable under the Master Lease, janitorial expenses, and the cost of all utilities consumed in the New Sublet Premises) as of the New Sublet Premises Commencement Date and throughout the New Sublet Premises Term.

3. Consent. Sublessor shall make commercially reasonable efforts to obtain written consent to this Amendment from the Master Landlord as soon as reasonably practicable prior to the Fourth Amendment Effective Date; provided, however, that in the event such consent has not been obtained on or before the date that is ninety (90) days after the Fourth Amendment Effective Date, Sublessor may elect to terminate this Amendment, and thereafter neither Party shall have any rights or obligations under this Amendment.

4. No Waiver. Except as expressly set forth herein to the contrary, nothing in this Amendment shall constitute or be construed as a waiver by either Party of any remedy or right available to such Party under the Sublease. No waiver of any provision nor consent provided pursuant to the Sublease, as amended, shall be effective unless in writing and signed by the Party to be bound and then only for the specific purpose and to the extent so provided.

5. Authority. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the Party hereto for which such signatory is acting.

6. No Other Modification. The Parties agree that except as otherwise specifically modified by this Amendment, the Sublease has not been modified, supplemented, amended, or otherwise changed in any way and the Sublease remains in full force and effect between the Parties hereto as modified by this Amendment. To the extent of any inconsistency between the terms and conditions of the Sublease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern.

7. Counterparts; Execution. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Each of the Parties hereto agree that the delivery of an executed copy of this Amendment by facsimile or email shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the Fourth Amendment Effective Date.

SUBLESSOR:

PAYPAL, INC,
a Delaware corporation

By:	/s/ Timothy Ritz
Name:	Timothy Ritz
Title:	VP, Sourcing

SUBLESSEE:

FREE STREAM MEDIA CORP. DBA SAMBA TV, a Delaware corporation

By:	/s/ Alvir Navin
Name:	Alvir Navin
Title:	SVP opertaions

[Signature Page to Fourth Amendment to Sublease Agreement]

Master Landlord Consent to Fourth Amendment to Sublease

Agreement

CPUS 123 Townsend, LP, as the “Master Landlord”, hereby consents to the Fourth Amendment to Sublease Agreement, dated April 16, 2020, by and between PayPal, Inc., as Sublessor and Free Stream Media Corp., as Sublessee, to which this consent is attached.

CPUS 123 Townsend, LP, a

Delaware limited partnership

By:	[Illegible] ***

[Master Landlord Consent to Fourth Amendment to Sublease Agreement]

ATTACHMENT A

PAYMENT SCHEDULE

Period	Beginning	End	Rent Payment	Additional Rent	Total Payment
1	8/4/2020	8/31/2020	0.00		0.00
2	9/1/2020	9/30/2020	0.00		0.00
3	10/1/2020	10/31/2020	0.00		0.00
4	11/1/2020	11/30/2020	0.00		0.00
5	12/1/2020	12/31/2020	0.00		0.00
6	1/1/2021	1/31/2021	220,713.55		220,713.55
7	2/1/2021	2/28/2021	220,713.55		220,713.55
8	3/1/2021	3/31/2021	220,713.55		220,713.55
9	4/1/2021	4/30/2021	220,713.55		220,713.55
10	5/1/2021	5/31/2021	220,713.55		220,713.55
11	6/1/2021	6/30/2021	220,713.55		220,713.55
12	7/1/2021	7/31/2021	220,713.55		220,713.55
13	8/1/2021	8/31/2021	220,713.55		220,713.55
14	9/1/2021	9/30/2021	220,713.55	58,975.44	279,688.99
15	10/1/2021	10/31/2021	220,713.55	58,975.44	279,688.99
16	11/1/2021	11/30/2021	227,334.96	58,975.44	286,310.40
17	12/1/2021	12/31/2021	227,334.96	58,975.44	286,310.40
18	1/1/2022	1/31/2022	227,334.96	58,975.44	286,310.40
19	2/1/2022	2/28/2022	227,334.96	58,975.44	286,310.40
20	3/1/2022	3/31/2022	227,334.96	58,975.44	286,310.40
21	4/1/2022	4/30/2022	227,334.96	58,975.44	286,310.40
22	5/1/2022	5/31/2022	227,334.96	58,975.44	286,310.40
23	6/1/2022	6/30/2022	227,334.96	58,975.44	286,310.40
24	7/1/2022	7/31/2022	227,334.96	58,975.44	286,310.40
25	8/1/2022	8/31/2022	227,334.96	58,975.44	286,310.40
26	9/1/2022	9/30/2022	227,334.96	58,975.44	286,310.40
27	10/1/2022	10/31/2022	227,334.96	58,975.44	286,310.40
28	11/1/2022	11/30/2022	234,155.01	58,975.44	293,130.45
29	12/1/2022	12/31/2022	234,155.01	58,975.44	293,130.45
30	1/1/2023	1/31/2023	234,155.01	58,975.44	293,130.45
31	2/1/2023	2/28/2023	234,155.01	58,975.44	293,130.45
TOTAL					$6,933,332.90